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                                                             EXHIBIT 3.19

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

COMPASS AEROSPACE LIMITED

1.     The name of the Company is COMPASS AEROSPACE LIMITED.

2.     The Company's registered office is to be situated in England and Wales.

3.     (a)    The Company's objects are:

              (i)    To carry on business as a general commercial company; and

              (ii) any other trade or business which may seem to the company and its directors to be advantageous and to directly or indirectly enhance all or any of the business of the Company.

       (b) To take or lease or in part exchange or purchase, hire or otherwise acquire and hold for any estate or interest any buildings, lands, rights, privileges, concessions, patents, patent rights, licences secret processes, machinery and plant or personal property of any kind deemed convenient or necessary or in connection with the Company's business or any subsidiary thereof.

       (c) To undertake and secure any part or whole of the business, its assets or goodwill or any company, firm or person trading or proposing to trade in any activity which the Company is authorised to carry on or propose to carry on and as part of the consideration for such purchase to undertake all or any of the liabilities of such company, firm or person, or to acquire an interest in, combine with, or enter into any arrangement for profit sharing, or for co-operation, or for mutual assistance with any such company, firm or person or for subsidising or otherwise aiding any such company, firm or person and to accept or give, by way of consideration for any of the acts or things aforesaid or property acquired, any securities debentures, debenture stock or shares that may be agreed upon, and to retain and hold or mortgage sell and deal with any securities, debentures, debenture stock or shares so received.

       (d) To sell, charge, mortgage, construct, repair, improve, develop, exchange, let on lease, grant privileges, options, rights and licences in respect of all or any part of the property of the Company.

       (e) To hold or otherwise deal with any Investments made for the Company and as may be necessary and to be determined, to invest moneys not immediately required by the Company.



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       (f)    To grant credit, loans or advances on such terms as may be appropriate with or without security to clients and others, to enter into indemnity, contracts or guarantees and suretyships of all kinds, to receive money on loan or deposit or otherwise upon such terms as the Company may approve and to secure or guarantee the payment of any sums of money or the performance of an obligation by any company, firm or person including any parent, subsidiary or fellow subsidiary company in such manner as the Company may think fit.

       (g) To raise and borrow money by any method and to secure the payment of any money borrowed, raised or owing (including but not in any way limited to the power to guarantee and to secure the guarantee of the repayment of any money borrowed by any third party) as the Company shall think fit for the purposes of or in connection with the Company's business.

       (h) To issue discount, accept, draw or negotiate cheques, bills of exchange, bills of lading, warrants, debentures, promissory notes and other negotiable or transferable instruments.

       (i) To purchase, take, subscribe of or otherwise obtain and retain shares or other securities or interests in any other company having objects similar or identical to those of the Company or carrying on any businesses capable of being carried on so as to directly or indirectly benefit the Company or increase the value of its property and manage, co-ordinate and finance the businesses and operations of any organisation in which the Company holds any such interest.

       (j) To dispose of or sell the entire or any part of the property or business of the Company either in portions or together for such consideration as the Company may think fit especially for securities, debentures or shares of any company purchasing the same.

       (k) To act as brokers, agents or trustees of any company, firm or person and to undertake and perform sub-contracts.

       (l) To pay any company, firm or person supplying services to the Company either by cash payment or by the allotment to him/her or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be deemed appropriate.

       (m) To assign to the Members of the Company in kind any assets of the Company whatsoever.

       (n) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees, or ex-employees of the Company of its predecessors in business or the dependents or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependants or connections, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the Directors, be calculated directly or indirectly to benefit the Company or its


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employees, and to institute or maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or its officers or employees.

       (o) To co-ordinate, manage, finance, control or otherwise aid any company or companies in which the Company has any interest, whatsoever, to provide consultative, managerial, administrative, technical, commercial and services of all kinds for any such company or companies and to make payments by way of subsidy or otherwise and any other arrangements which may be deemed desirable with respect to any business or operations of or generally with respect to any such company or companies.

       (p) To amalgamate with any other company for the purpose of purchasing the whole or any part of the property, undertaking or business or any of the liabilities of the Company, or of undertaking any business operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

       (q) To comply with and be dependant to the provisions (in so far as they are relevant) of sections 155 to 158 inclusive of the Act and to supply both directly and indirectly any form of financial aid as defined in Section 152(1)(a) for any reason as defined in Section 151(1) and/or Section 151(2) of the said Act.

       (r) To secure the Company to be registered or known in any part of the world.

       (s) To do all or any of the things or matters aforesaid in any part of the world and either principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

       (t) To do all such other things as are incidental or conductive to the above objects or any of them.

       AND so that:

              (1) None of the provisions set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provision shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.


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              (2)    The word "Company" in this clause, except where used in
reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

              (3) In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4.     The liability of the Members is limited.

5. The Company's share capital is $20,000,000 divided into 20,000,000 share of $1 each.

We, the Subscribers of this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names


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Names, and addresses of Subscribers       Number of
                                          shares taken by
                                          each Subscriber
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GRAHAM STEPHENS                           One
16 Churchill Way
Cardiff
CF1 4DX
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SIAN JONES                                One
Christopher Charles Hadler,
16 Churchill Way
Cardiff
CF1 4DX
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Dated this First day of October 1998

Witness to the above Signatures -         STEVEN BLACKMORE
                                          16 Churchill Way
                                          Cardiff
                                          CF1 4DX


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